UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2021

ORION GROUP HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-33891	26-0097459
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12000 Aerospace Suite 300

Houston, Texas 77034

(Address of principal executive offices)

(713) 852-6500

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.01 par value per share	ORN	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

TABLE OF CONTENTS

Item 5.07 Submission of Matters to a Vote of Security Holders

SIGNATURES

Item 5.07 Submission of Matters to a Vote of Security Holders

At the Company’s Annual Meeting on May 20, 2021, 24,341,517 of the 29,701,525 shares outstanding and entitled to vote were represented in person or by proxy at the Annual Meeting and constituted a quorum. At the meeting, the stockholders voted as indicated below on the following proposals:

1.	Elect two Class II members to our Board of Directors, each to serve a three-year term, until his or her successor is duly elected and qualified.

	Nominee	Votes cast For	Votes cast Against	Abstentions	Broker Non-Votes
Class II
	Michael J. Caliel	17,690,552	556,430	345,272	5,749,263
	Richard L. Daerr, Jr.	17,011,339	1,236,143	344,772	5,749,263

The nominees were elected as Class II members to our Board of Directors of Orion Group Holdings, Inc.

2.	Approval of a non-binding advisory proposal for compensation of named executive officers (“say-on-pay” vote) as disclosed in the 2021 Proxy Statement.

Votes cast For	Votes cast Against	Abstentions	Broker Non-Votes
17,713,811	565,260	313,183	5,749,263

The shareholders approved Proposal 2.

3.	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting for 2021.

Votes cast For	Votes cast Against	Abstentions
24,062,281	26,901	252,335

The shareholders approved Proposal 3.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orion Group Holdings, Inc.

Dated: May 25, 2021	By:	/s/ Mark R. Stauffer
President & Chief Executive Officer